June 14, 2012


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Share
(ADS) representing twenty
deposited shares of
 Senex Energy Limited.
(Form F6, Registration No.  3334585)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York Mellon, as
Depositary for securities against which
American Depositary Receipts are to be
issued, we attach a copy of the new
prospectus (Prospectus) reflecting the change in the ratio for Senex Energy Limited.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with the revised ratio change for Senex Energy Limited.


The Prospectus has been revised to reflect the new ratio, and has been over stamped with:

Effective June 20, 2012 the ratio
has changed to one (1) ADS
representing ten (10) Ordinary
shares.

Please contact me with any questions or
comments at 212 8152281


Rajan Balsara
Vice President
The Bank of New York Mellon  ADR
Division








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